Exhibit 4(F)

                         SUBSIDIARIES GUARANTY AGREEMENT


         This Subsidiaries Guaranty Agreement dated as of March 23, 1999 (this "Guaranty"), is made by each of the corporations listed on Annex I (collectively, the "Guarantors" and each individually, a "Guarantor"), in favor of Norwest Bank Minnesota, National Association, as trustee for the Holders under the Indenture described below (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS:

         1. MFN Financial Corporation, a Delaware corporation (the "Company"), is a party to the Indenture of even date with this Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

         2. It is a condition precedent to the issuance of the senior secured notes that the Guarantors enter into this Guaranty.

         3. Each Guarantor is a direct or indirect subsidiary of the Company and will derive substantial and direct benefits (which benefits are acknowledged by each Guarantor) from the issuance of the senior secured notes and other benefits to be provided to the Company under the Indenture.

                                   AGREEMENT:

         In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, the Guarantors, jointly and severally, issue this Guaranty and agree as follows:

         SECTION 1.        DEFINITIONS; INTERPRETATION

         1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Guaranty, capitalized terms used in this Guaranty and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

         1.2 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms have the following meanings:

                  "Agreement" has the meaning set forth in the preamble.

                  "Company" has the meaning set forth in the first preliminary statement.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Indenture" has the meaning set forth in the first preliminary statement.

                  "Majority Holders" means Holders having at least 25% in principal amount of the Outstanding Securities.

                  "Transaction Documents" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

                  "Trustee" has the meaning set forth in the preamble.

         SECTION 2.        GUARANTY

         2.1 GUARANTY. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees to the Trustee for the benefit of itself, the Holders and their respective successors, endorsees, transferees and assigns, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Indenture Obligations, including Indenture Obligations in respect of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code or the operation of sections 502(b) and 506(b) of the Bankruptcy Code. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Trustee or any Holder whatsoever proceed against the Company (or any other Person) before or as a condition to the Indenture Obligations of such Guarantor under this Guaranty.

         2.2 INDENTURE OBLIGATIONS INDEPENDENT. The obligations under this Guaranty are independent of the Indenture Obligations of the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether action is brought against the Company or whether the Company be joined in any such action or actions.

         2.3 WAIVER OF CERTAIN RIGHTS. Each Guarantor waives any and all rights such Guarantor may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to require the Trustee or any Holder:

         (A)      to proceed against the Company or any other Person;

         (B) to proceed against or exhaust any security for the Indenture Obligations or any other indebtedness of the Company to the Trustee or any Holder; or

         (C) to pursue any other remedy in the Trustee's or any such Holder's power whatsoever.

It is agreed among each Guarantor, Trustee and the Holders that the waivers contained in this Section 2.3 are of the essence to the transactions contemplated by the Transaction Documents and that, but for this Guaranty and such waivers, the Trustee would decline to enter into the Indenture and the Holders would decline to purchase the Securities.

         2.4 WAIVER OF CERTAIN DEFENSES. In addition to the waivers set forth in
Section 2.3, each Guarantor waives any defense arising by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that such Guarantor's obligations hereunder exceed or are more burdensome than those of the Company. Each Guarantor waives any defense arising by reason of any statute of limitations affecting the liability of the Company. Each Guarantor waives all rights and defenses arising out of an election of remedies by the Trustee or any Holder, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indenture Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the Company by operation of Section 580d of the California Code of Civil Procedure (if applicable) or other applicable law, and all rights or defenses such Guarantor may have by reason of protection afforded to the Company with respect to the Indenture Obligations pursuant to the antideficiency laws or other laws of the State of California (or other applicable jurisdiction) limiting or discharging the Indenture Obligations. Each Guarantor waives any benefit of; and any right to participate in, any security or other guaranty now or hereafter held by the Trustee or any Holder securing the Indenture Obligations.

         2.5 WAIVER OF PRESENTMENTS, ETC. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indenture Obligations or any other indebtedness of the Company to the Trustee or any Holder.

         2.6 SUBORDINATION. Any obligations of the Company to any Guarantor, now or hereafter existing, are hereby fully subordinated in time and priority of payment to the Indenture Obligations and all other indebtedness of the Company to the Trustee or any Holder; provided, that in no event shall this Section 2.6 be deemed to grant any Guarantor a right of subrogation contrary to the terms of
Section 2.10. Such obligations of the Company to such Guarantor if the Trustee so requests shall be enforced and performance received by such Guarantor as trustee for the Trustee and such Holders and the proceeds thereof shall be paid over to the Trustee and the Holders on account of the Indenture Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

         2.7 REINSTATEMENT OF GUARANTY. If any payment or transfer of any interest in property by the Company to the Trustee or any Holder in fulfillment of any Indenture Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Trustee or any Holder to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

         2.8 POWERS. It is not necessary for the Trustee or any Holder to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indenture Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         2.9      TAXES.

         (A) Any and all payments by the Guarantors to each Holder or the Trustee under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Holder and the Trustee, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Holder's net income by the jurisdiction under the laws of which such Holder or the Trustee, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "Taxes"). -----

         (B) In addition, the Guarantors shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (C) The Guarantors shall indemnify and hold harmless each Holder and the Trustee for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by the Holder or the Trustee and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Holder or the Trustee makes written demand therefor.

         (D) If the Guarantors shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Holder or the Trustee, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) such Holder or the Trustee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                  (ii)     the Guarantors shall make such deductions, and

                  (iii) the Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (E) Within 30 days after the date of any payment by the Guarantors of Taxes or Other Taxes, the Guarantors shall furnish to the Trustee the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Trustee.

         2.10 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Guaranty or in any other Transaction Document to which any Guarantor is a party, so long as any of the Indenture Obligations remain unsatisfied, each Guarantor hereby expressly waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), against the Company arising from the existence or performance of this Guaranty and each Guarantor hereby expressly waives any right to enforce any remedy which the Trustee or any Holder now has or may hereafter have against the Company, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Trustee or any Holder securing the Indenture Obligations.

         SECTION 3.        REPRESENTATIONS AND WARRANTIES

         Each Guarantor jointly and severally represents and warrants to the Trustee and each Holder as follows, which representations and warranties survive the execution and delivery of this Guaranty:

         3.1 CORPORATE EXISTENCE AND POWER. Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its Indenture Obligations under, this Guaranty and any other Transaction Document to which it is a party, (iii) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where failure to be so qualified or licensed would not have a Material Adverse Effect and (iv) has all necessary governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, and is in compliance with all applicable requirements of law of any Governmental Authority except where failure to obtain such licenses, authorizations, consents or approvals or comply with such laws would not have a Material Adverse Effect.

         3.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Guarantor of this Guaranty and any other Transaction Document to which it is party have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any of such Guarantor's constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, any agreement to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its Property is subject or
(iii) violate any requirement of law of any Governmental Authority.

         3.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Guarantor of this Guaranty or any other Transaction Document to which it is a party or the transactions contemplated hereby or thereby.

         3.4 BINDING EFFECT. This Guaranty and each other Transaction Document to which each Guarantor is a party constitute the legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         3.5 REGULATED ENTITIES. No Guarantor, nor any Person controlling any Guarantor or any Subsidiary of any Guarantor is (i) an "Investment Company" within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

         SECTION 4.        MISCELLANEOUS

         4.1 APPLICATION OF PAYMENTS ON GUARANTY. All payments required to be made by each Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Trustee for the account of the Holders at the address of the Trustee set forth in the Indenture. The Trustee will promptly distribute to each Holder its pro rata share (or other applicable share as expressly provided herein) of such payment in like funds as received. Payments received from the Guarantors shall be applied by the Trustee as follows;

         First: to the payment of the costs and expenses due under this Guaranty, including reasonable compensation to the Trustee and its agents and attorneys, and of all other expenses, liabilities and advances made or incurred by the Trustee, together with interest on such costs, expenses and liabilities and on all advances made by the Trustee from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

         Second: to the payment of any other fees, costs or other expenses constituting Indenture Obligations under the Transaction Documents other than amounts payable under clause "First" above, together with interest on each such amount at the interest rate(s) applicable to the Indenture Obligations pursuant to and in accordance with the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

         Third: to the payment of any interest then due, owing or unpaid in respect of any Security or any other Indenture Obligation together with, to the maximum extent permitted by law, interest thereon at the interest rate(s) applicable to the Indenture Obligations pursuant to and in accordance with the Indenture from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Indenture;

         Fourth: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Security or any other Indenture Obligation secured by this Guaranty to be applied in accordance with the Indenture; and

         Fifth: the surplus, if any, to be paid to the applicable Guarantor or to whomever lawfully may be entitled to receive such surplus.

         4.2 ASSIGNMENT. Any Holder may from time to time, without notice to the Guarantors and without affecting each Guarantor's Indenture Obligations hereunder, transfer its interest in the Indenture Obligations as provided in the Indenture.

         4.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

         4.4 BINDING EFFECT. This Guaranty shall be binding upon, inure to the benefit of and be enforceable by the Guarantors and the Trustee, and their respective successors and assigns; provided, that no Guarantor may assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Majority Holders. Each Guarantor acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Indenture Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Guarantors, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

         4.5 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         4.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         4.7 WAIVER OF JURY TRIAL. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 4.7 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

         4.8 AMENDMENT. This Guaranty shall not be amended except by the written agreement of the parties as provided in the Indenture.

         4.9 SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty, or the validity or effectiveness of such provision in any other jurisdiction. This Guaranty is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and Guaranty of the Trustee, the Holders and the Guarantors with respect to the matters referred to herein and therein.

         4.10 COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Guaranty.

         4.11 NO INCONSISTENT REQUIREMENTS. Each Guarantors acknowledges that this Guaranty and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; provided, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

         4.12 ENTIRE GUARANTY. This Guaranty (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Guaranty with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by the parties.

         4.13 FURTHER ASSURANCES. Each Guarantor agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Guaranty to be, become or remain, valid and effective in accordance with its terms.

         4.14 TERMINATION. This Guaranty shall terminate and be of no further force or effect upon the payment and performance in full of the Indenture Obligations subject to the provisions of Section 2.9. Upon termination of this Guaranty, the Trustee shall deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence such termination.

         4.15 LIMITATION ON GUARANTEED INDENTURE OBLIGATIONS. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed the amount which could be claimed by the Trustee and Holders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of common law. The right of a Guarantor to contribution from other Guarantors or any other rights such Guarantor may have, contractual or otherwise, will be taken into account in making any determination under this Section 4.15.

         4.16 CERTAIN ADDITIONAL CONSENTS AND WAIVERS (A) This Guaranty is absolute, unconditional and irrevocable and is in no way conditioned or contingent on the Company's performance of any obligation under the Indenture or any other Transaction Document, any attempt to enforce in whole or in part any of the Company's liabilities and Indenture Obligations to any Holder or the existence or continuance of the Company or any other Person as a legal entity, nor shall this Guaranty or each Guarantor's obligations hereunder be limited, impaired, restricted or otherwise affected by the consolidation or merger of the Company with or into any other entity, the sale, lease or other disposition by the Company of all or substantially all of its assets to any other entity (whether or not effected in compliance with the Transaction Documents), or the bankruptcy or insolvency of the Company, the admission in writing by the Company of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

         (B) The Trustee and the Holders may, at any time and from time to time, without the consent of or notice to any Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to such Guarantor, and without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) to the extent permitted by the Indenture, change the manner, place and terms of payment or change or extend the time of payment of, renew or alter any obligation of the Company hereby guaranteed, or in any manner modify, amend or supplement the terms of the Indenture or other Transaction Documents (other than this Guaranty) or any documents, instruments or agreements executed in connection therewith (other than this Guaranty), and this Guaranty shall apply to the Indenture Obligations and liabilities of the Company, as changed, extended, renewed, modified, amended, supplemented or altered in any manner, (ii) exercise or refrain from exercising any rights against the Company or others (including such Guarantor) or otherwise act or refrain from acting, (iii) settle or compromise any Indenture Obligations and liabilities herein guaranteed or any Indenture Obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any Indenture Obligations and liabilities which may be due to the Trustee, the Holders or others, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Indenture Obligations, any liabilities or obligation (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or any other Indenture Obligations or liabilities of the Company or such Guarantor to the Holders or any offset thereagainst, (v) take and hold security or additional security for any or all of the Indenture Obligations, (vi) apply any sums by whomsoever paid or howsoever realized to any Indenture Obligations and liabilities of the Company to the Holders regardless of what Indenture Obligations and liabilities remain unpaid and (vii) in accordance with the Indenture, assign their rights and interests under this Guaranty, the Indenture or the other Transaction Documents, in whole or in part. Without limiting the generality of the foregoing, each Guarantor hereby specifically waives such Guarantor's rights and benefits under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety if the underlying obligation is altered in any respect or if the rights and remedies of the creditor against the principal in respect of a secured obligation are in any way altered, impaired or suspended and agrees that, by so doing, such Guarantor's obligations hereunder shall continue even if the Holders alter any Indenture Obligations under the Indenture or the other Transaction Documents (other than this Guaranty) in any respect or the Holders' remedies or rights against the Company are in any way impaired or suspended without such Guarantor's consent.

         (C) No invalidity, irregularity or unenforceability of the Indenture Obligations or liabilities of the Company under the Indenture or any other Transaction Document shall affect, impair or be a defense to this Guaranty. Each Guarantor hereby waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety as a result of any disability or absence of liability of the principal or any defense to liability or enforcement which the principal may have and agrees that, by so doing, such Guarantor's obligations and the guarantees granted hereunder shall continue even if the Company had no liability at the time of execution of the Indenture or thereafter ceased or cease to be liable. Each Guarantor also waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a surety to that of the principal or to reduce the liability of a surety in proportion to any reduction in the liability of the principal and agrees that, by so doing, such Guarantor's obligations hereunder may be more burdensome than that of the Company.

         (D) Each Guarantor, to the extent permitted under applicable law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Trustee or any Holder to (i) proceed against the Company or any other Person acting as surety, guaranteeing or providing collateral or other credit support for the Company's Indenture Obligations under the Indenture or any other Transaction Document (a "Third Party Credit Support Provider"), (ii) proceed against or exhaust any security received from the Company or any Third Party Credit Support Provider or (iii) pursue any other right or remedy in the Trustee's or the Holders' power whatsoever.

         (E) Each Guarantor further waives, to the extent permitted under applicable law (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Guarantor against the Company, any Third Party Credit Support Provider or any security, whether resulting from an election by the Trustee and the Holders to foreclose upon security by judicial or nonjudicial sale or otherwise,
(ii) any setoff or counterclaim of the Company or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of the Company (including without limitation the lack of validity or enforceability of the Indenture or any other Transaction Document), (iii) any right to exoneration, in whole or in part, of sureties or Third Party Credit Support Providers which would otherwise be applicable, (iv) any right of subrogation or reimbursement, any right of contribution, any right to enforce any remedy which the Trustee and the Holders now have or may hereafter have against the Company, and any benefit of, and any right to participate in, any security now or hereafter held or received by the Holders (or the Trustee on their behalf), (v) except as required under the Indenture, all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Indenture Obligations under the Indenture or the other Transaction Documents, or any other notices of any kind and (vi) all valuation, appraisal, extension or redemption laws now or hereafter in effect.

         (F) Each Guarantor further specifically waives any and all benefits, rights and defenses arising out of an election of remedies by the Trustee or any Holder even though that election of remedies (i) has destroyed such Guarantor's rights of subrogation and reimbursement against the Company and all rights or defenses such Guarantor may have by reason of protection afforded to the Company with respect to the Indenture Obligations pursuant to antideficiency laws or other laws limiting or discharging the Indenture Obligations or (ii) would require the Trustee and the Holders to foreclosure on all collateral covered by the other Transaction Documents in one action or would prevent the Trustee on behalf of itself and the Holders from bringing more than one action to enforce the Indenture Obligations. Each Guarantor agrees by so doing that (i) such Guarantor's obligations hereunder shall continue even if the Company had no liability at the time of execution of the Indenture and other Transaction Documents or thereafter ceased or ceases to be liable, (ii) that such Guarantor's obligations hereunder may be more burdensome than that of the Company and (iii) such Guarantor's obligations hereunder shall continue even if the Trustee or any Holder alters any obligations under the Indenture or the other Transaction Documents (other than this Guaranty) in any respect or if the Trustee's or the Holder's remedies or rights against the Company are in any way impaired or suspended without such Guarantor's consent.

         (G) Each Guarantor acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the Company and any Third Party Credit Support Provider and of other matters or circumstances affecting the ability of any of them to pay or perform their respective obligations thereunder or the risk of nonpayment and nonperformance. Each Guarantor hereby waives any obligation on the part of the Trustee or any Holder to inform such Guarantor of the financial condition, or any changes in financial condition, of the Company or any Third Party Credit Support Provider or of any other matter or circumstance which might effect the ability of the Company to pay and perform under the Indenture or any other Transaction Document, or the risk of nonpayment or nonperformance.

                                    * * * * *

         Executed and delivered as of the day and year first above written.


                                       MERCURY FINANCE COMPANY OF ALABAMA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF ARIZONA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF CALIFORNIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF COLORADO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF DELAWARE



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF FLORIDA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF GEORGIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF IDAHO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF ILLINOIS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF INDIANA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF IOWA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF KANSAS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF KENTUCKY



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF LOUISIANA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MICHIGAN



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MISSISSIPPI



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF MISSOURI



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEVADA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEW MEXICO



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NEW YORK



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF NORTH CAROLINA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF OHIO



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCE COMPANY OF OKLAHOMA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF OREGON



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF PENNSYLVANIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF SOUTH CAROLINA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF TENNESSEE



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCE COMPANY OF TEXAS



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF UTAH



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF VIRGINIA



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF WASHINGTON



                                       By:
                                       Name:
                                       Title:


                                       MERCURY FINANCE COMPANY OF WISCONSIN



                                       By:
                                       Name:
                                       Title:


                                       FILCO MARKETING COMPANY



                                       By:
                                       Name:
                                       Title:


                                       MFC FINANCIAL SERVICES, INC.



                                       By:
                                       Name:
                                       Title:


                                       GULFCO FINANCE COMPANY



                                       By:
                                       Name:
                                       Title:


                                       GULFCO INVESTMENT COMPANY



                                       By:
                                       Name:
                                       Title:


                                       MIDLAND FINANCE COMPANY



                                       By:
                                       Name:
                                       Title:


                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By:
                                       Name:
                                       Title:

                                     ANNEX I

                                   Guarantors


                       Mercury Finance Company of Alabama
                       Mercury Finance Company of Arizona
                      Mercury Finance Company of California
                       Mercury Finance Company of Colorado
                       Mercury Finance Company of Delaware
                       Mercury Finance Company of Florida
                       Mercury Finance Company of Georgia
                        Mercury Finance Company of Idaho
                       Mercury Finance Company of Illinois
                       Mercury Finance Company of Indiana
                         Mercury Finance Company of Iowa
                        Mercury Finance Company of Kansas
                       Mercury Finance Company of Kentucky
                      Mercury Finance Company of Louisiana
                       Mercury Finance Company of Michigan
                     Mercury Finance Company of Mississippi
                       Mercury Finance Company of Missouri
                        Mercury Finance Company of Nevada
                      Mercury Finance Company of New Mexico
                       Mercury Finance Company of New York
                    Mercury Finance Company of North Carolina
                         Mercury Finance Company of Ohio
                         MFC Finance Company of Oklahoma
                        Mercury Finance Company of Oregon
                     Mercury Finance Company of Pennsylvania
                    Mercury Finance Company of South Carolina
                          Mercury Finance of Tennessee
                          MFC Finance Company of Texas
                         Mercury Finance Company of Utah
                       Mercury Finance Company of Virginia
                      Mercury Finance Company of Washington
                      Mercury Finance Company of Wisconsin
                             Filco Marketing Company
                          MFC Financial Services, Inc.
                             Gulfco Finance Company
                            Gulfco Investment Company
                             Midland Finance Company
                              MFN Insurance Company